UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 8, 2005

Roper Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12273	51-0263969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2160 Satellite Blvd., Suite 200, Duluth, Georgia	30097
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 495-5100

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 8, 2005, Roper Industries, Inc. (the “Company”) issued a press release containing information about the Company’s results of operations for the year ended December 31, 2004. A copy of the press release is furnished as Exhibit 99.1.

In the press release, the Company gives its projections for adjusted diluted earnings per share for fiscal 2004 excluding inventory revaluation costs from the acquisition of Neptune Technology Group Holdings, Inc. (“Neptune”) and the effects from the December 13, 2004 acquisition of TransCore Holdings, Inc. (“TransCore”) and related financing initiatives. The Company believes it is appropriate to add back inventory revaluation costs from the acquisition of Neptune and the effects from the acquisition of TransCore and related financing initiatives to diluted earnings per share because these items are not indicative of the Company’s core operating performance. Management used this adjusted measure of diluted earnings per share during fiscal 2004 to assess the Company’s performance and believes it is important for investors to be able to evaluate the Company using the same measures used by management. The Company also believes that analysts and other investors have used similar measures to value the Company and its performance during 2004. The Company believes that diluted earnings per share is the most directly comparable GAAP financial measure to adjusted diluted earnings per share excluding inventory revaluation costs from the acquisition of Neptune and the effects from the acquisition of TransCore and related financing initiatives.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

99.1 Press Release of the Company dated February 8, 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROPER INDUSTRIES, INC.

Date: February 8, 2005	By:	/s/ BRIAN D. JELLISON
Brian D. Jellison
Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of the Company dated February 8, 2005.